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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEUROMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        The annual meeting of stockholders of NeuroMetrix, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 21, 2009, at 8:30 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, for the following purposes:

  1.
  To elect the two persons nominated by the Board of Directors as Class II directors, each to serve until our 2012 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

  2.
  To approve the Company's Third Amended and Restated 2004 Stock Option and Incentive Plan to, among other things, increase the number of shares of the Company's common stock, $0.0001 par value per share, reserved for issuance thereunder by 1,000,000 shares.

  3.
  To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent auditors for the year ending December 31, 2009.

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of two Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

        Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Tuesday, March 31, 2009, the record date fixed by the Board of Directors for such purpose.

                      By Order of the Board of Directors,
                      Shai N. Gozani, M.D., Ph.D.
                       Chairman, Chief Executive Officer and President

Waltham, Massachusetts
April 24, 2009

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2009. THE PROXY STATEMENT
AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT
http://phx.corporate-ir.net/phoenix.zhtml?c=180007&p=proxy

April 24, 2009

NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, Massachusetts 02451

PROXY STATEMENT

        This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 24, 2009 and are furnished in connection with the solicitation of proxies by the Board of Directors of NeuroMetrix, Inc. ("NeuroMetrix", "we", or the "Company") for use at our 2009 annual meeting of stockholders to be held on Thursday, May 21, 2009 at 8:30 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof.

        Only stockholders of record as of the close of business on March 31, 2009 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 13,946,554 shares of our common stock, $0.0001 par value per share, were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451; (2) submitting a new proxy by telephone, internet or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the meeting and voting by ballot at the annual meeting.

        An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2008, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 24, 2009.

        The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

        Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of two Class II directors, any stockholder submitting a proxy has a right to withhold authority to vote for the nominees to the Board of Directors in the manner provided on the proxy. The stockholders also will act upon a proposal to approve the Company's Third Amended and Restated 2004 Stock Option and Incentive Plan to, among other things, increase the number of shares available for issuance thereunder and to ratify the selection of the Company's independent auditors.

        The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

BOARD MATTERS AND CORPORATE GOVERNANCE

Board of Directors

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three staggered classes of directors (Class I, Class II and Class III). The members of each class of our Board of Directors serve for staggered three-year terms, with the terms of our Class I, Class II and Class III directors expiring upon the election and qualification of directors at the annual meetings of stockholders held in 2011, 2009 and 2010, respectively. Currently:

  •
  our Class I directors are Allen J. Hinkle, M.D. and Timothy R. Surgenor;

  •
  our Class II directors are Shai N. Gozani, M.D., Ph.D. and Charles R. LaMantia; and

  •
  our Class III directors are David E. Goodman, M.D. and W. Mark Lortz.

        Our Board of Directors has determined that Dr. Goodman, Dr. Hinkle, and Messrs. LaMantia, Lortz and Surgenor are independent directors for purposes of the corporate governance rules contained in the NASDAQ Marketplace Rules, or the NASDAQ rules. In making the independence determination with respect to Mr. Surgenor, our Board of Directors considered the prior transactions between the Company and Cyberkinetics Neurotechnology Systems, Inc. described below under the heading "Transactions with Related Persons" as well as Mr. Surgenor's ongoing service to the Company as a consultant. Our Board of Directors held thirteen meetings during 2008. During 2008, all of our directors attended more than 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by any committees of our Board of Directors on which such director served.

        Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Board Committees and Meetings

Audit Committee

        Our Board of Directors has an Audit Committee consisting of Dr. Goodman and Messrs. LaMantia and Lortz. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors, a copy of which is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance". The purposes of the Audit Committee are to, among other functions, (1) oversee our accounting and financial reporting processes and the audits of our financial statements, (2) take, or recommend that our Board of Directors take, appropriate action to oversee the qualifications, independence and performance of our independent auditors, and (3) prepare the audit committee report required to be included in our annual proxy statements. Dr. Goodman and Messrs. LaMantia and Lortz are all "independent" as that term is defined in the rules of the SEC and the applicable Nasdaq rules relating to audit committee members. Our Board of Directors has determined that Messrs. Lortz and LaMantia both qualify as "audit committee financial experts" as such term is defined in the rules of the SEC. The Audit Committee held five meetings during 2008.

Compensation Committee

        Our Board of Directors has a Compensation Committee consisting of Drs. Goodman and Hinkle. Drs. Goodman and Hinkle are "independent directors" as that term is defined in the Nasdaq rules. The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance". The purposes of the Compensation Committee are to, among other functions, (1) discharge our Board of Directors' responsibilities relating to compensation of our directors and executives, (2) oversee our overall compensation programs and (3) review and discuss with management the Compensation Discussion and Analysis for inclusion in our annual proxy statement. The Compensation Committee held nine meetings in 2008.

Nominating Committee

        Our Board of Directors has a Nominating Committee consisting of Dr. Goodman and Mr. LaMantia. Dr. Goodman and Mr. LaMantia are both "independent directors" as that term is defined in the Nasdaq rules. The Nominating Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance". The purposes of the Nominating Committee are to, among other functions, identify individuals qualified to become board members, consistent with criteria approved by our Board of Directors, and recommend that our Board of Directors select the director nominees for election at each annual meeting of stockholders. The Nominating Committee held two meetings in 2008.

Policy Governing Director Attendance at Annual Meetings

        The Board of Directors has adopted a formal policy that all directors are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable due to unavoidable conflicts. All five of our then current directors attended our 2008 annual meeting.

Policies Governing Director Nominations

Securityholder Recommendations

        The Nominating Committee's current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of our stockholders entitled to vote in the election of directors in compliance with the procedures established from time to time by the Nominating Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at 62 Fourth Avenue, Waltham, Massachusetts 02451, who will forward all recommendations to the Nominating Committee. All securityholder recommendations for director candidates for our 2010 annual meeting of stockholders must be submitted to our Secretary on or before December 25, 2009 and must include the following information:

  •
  the name and address of record of the stockholder;

  •
  a representation that the securityholder is a record holder of our stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

  •
  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

  •
  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

  •
  a description of all arrangements or understandings between the securityholder and the proposed director candidate;

  •
  the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

  •
  any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Board Membership Criteria

        The Nominating Committee has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee for a position on the Board:

  •
  The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Nominating Committee, to be highly effective, in conjunction with the other nominees to the Board, in collectively serving the interests of our company and stockholders.

        In addition to the minimum qualifications for each nominee set forth above, the Nominating Committee will recommend that the Board select persons for nomination to help ensure that:

  •
  the Board will be comprised of a majority of "independent directors" in accordance with the Nasdaq rules;

  •
  each of our Audit, Compensation and Nominating Committees shall be comprised entirely of independent directors;

  •
  each member of our Audit Committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement; and

  •
  at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        Finally, in addition to any other standards the Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating Committee, when recommending that the Board select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which we operate.

        The Nominating Committee will recommend to the Board the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve our interests and the interests of our stockholders.

Identifying and Evaluating Nominees

        The Nominating Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. The Nominating Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been recommended to it by a securityholder in compliance with the Nominating Committee's procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Nominating Committee from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of each proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board. Based on these considerations, the Nominating Committee will recommend to the Board the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve the interests of our company and stockholders. The Nominating Committee will evaluate proposed director candidates who have been recommended by securityholders in compliance with the policies and procedures established by the Nominating Committee in the same manner as all other proposed director candidates being considered by the Nominating Committee, with no regard to the source of the initial recommendation of such proposed director candidate.

Communications with the Board

        If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NeuroMetrix, Inc., c/o Secretary, NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, MA 02451.

        We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or Controller and persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance," and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under the SEC rules or, to the extent permitted, the Nasdaq rules. A current copy of the Code of Business Conduct and Ethics may also be obtained, without charge, upon written request directed to us at: NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Compliance Officer.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Currently, we have two Class II directors with a term expiring at our 2009 annual meeting of stockholders, Shai N. Gozani, M.D., Ph.D. and Charles R. LaMantia. Following the recommendation of our Nominating Committee, our Board of Directors has nominated and recommends that Dr. Gozani and Mr. LaMantia be elected as Class II directors, to hold office until our 2012 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Dr. Gozani and Mr. LaMantia have indicated their willingness to serve, if elected; however should Dr. Gozani or Mr. LaMantia become unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee(s) recommended by our Board of Directors.

Vote Required

        Directors are elected by a plurality of the votes cast by stockholders entitled to vote. This means that the person receiving the highest number of "FOR" votes will be elected as a director. Votes may be cast for or withheld from the nominee. Abstentions, broker non-votes and votes that are withheld are not included in the number of votes cast and will have no effect on the outcome of the election of the nominees.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITS NOMINEES, SHAI N. GOZANI, M.D., PH.D. AND CHARLES R. LAMANTIA. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees, Other Directors and Executive Officers

        The following table and biographical descriptions set forth certain information with respect to the nominees for election as Class II directors at the annual meeting, each continuing director who is not standing for election and the executive officers who are not directors, based on information furnished to us by each nominee, director and executive officer as of February 1, 2009.

Name	Age	Position
Shai N. Gozani, M.D., Ph.D.	45	Chairman of the Board, Chief Executive Officer,
		President and Secretary
Joseph A. Calo	57	Acting Chief Financial Officer and Treasurer
Guy Daniello	64	Senior Vice President of Information Technology
Michael Williams, Ph.D.	52	Senior Vice President of Engineering
David E. Goodman, M.D.(1)(2)(3)	53	Director
Allen J. Hinkle, M.D.(2)	58	Director
Charles R. LaMantia(1)(3)	69	Director
W. Mark Lortz(1)	57	Director
Timothy R. Surgenor	49	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating Committee

Director Nominees for Election at the Annual Meeting

        Shai N. Gozani, M.D., Ph.D. founded our company in 1996 and currently serves as Chairman of our Board of Directors and as our President, Chief Executive Officer and Secretary. Since founding our company in 1996, Dr. Gozani has served in a number of positions at our company including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, Chief Executive Officer since 1997 and Secretary since July 2008. Dr. Gozani holds a B.S. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to forming our company, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has

published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry.

        Charles R. LaMantia has served as a member of our Board of Directors since November 2004. In July 1999, Mr. LaMantia retired from the position of Chief Executive Officer, Chairman, and President of Arthur D. Little, Inc, a worldwide professional service company with activities in management consulting, technology and product development, and environmental, health and safety. Mr. LaMantia served as Chief Executive Officer, and President of Arthur D. Little from July 1988 to July 1999. From October 1986 to July 1988, Mr. LaMantia held the position of President and Chief Operating Officer at Arthur D. Little. From 1981 to 1986, Mr. LaMantia served as President and Chief Executive Officer of Koch Process Systems, Inc., an integrated engineering and manufacturing company, owned by Koch Industries. From 1977 to 1981, Mr. LaMantia served as Vice President in charge of Arthur D. Little's Chemical and Metallurgical Engineering business. Mr. LaMantia currently serves on the Board of Directors of State Street Corporation. Mr. LaMantia received a B.A., B.S., M.S., and Sc.D. in chemical engineering from Columbia University and completed the Advanced Management Program of Harvard Business School. He was a Sloan Foundation Fellow, a National Science Foundation Fellow, and is a member of Phi Beta Kappa and Tau Beta Pi. He served as an officer in the United States Navy.

Directors Whose Terms Extend Beyond the Annual Meeting

        David E. Goodman, M.D. has served as a member of our Board of Directors since June 2004. Since September 2008, Dr. Goodman has served as Executive Vice President of Business Development for Masimo Corporation, a manufacturer of non-invasive patient monitors. From 2006 to 2008, Dr. Goodman served as an independent consultant providing product design, regulatory and analytical consulting services to medical device and biopharmaceutical companies and also served in this capacity from 2003 to 2004 and from 2001 to 2002. From 2005 to 2006, Dr. Goodman served as President and Chief Executive Officer of BaroSense, Inc., a medical device company focused on developing minimally invasive devices for the long-term treatment of obesity. From 2004 to 2005, Dr. Goodman served as President and Chief Executive Officer of Interventional Therapeutic Solutions, Inc., an implantable drug delivery systems company. From 2002 to 2003, Dr. Goodman served as Chairman, President and Chief Executive Officer of Pherin Pharmaceuticals, a pharmaceutical discovery and development company. From 1994 to 2001, Dr. Goodman held various positions, including Chief Executive Officer, Chief Medical Officer and director, for LifeMasters Supported SelfCare, Inc., a disease management services company that Dr. Goodman founded. Dr. Goodman holds a B.A.S. in applied science and bioengineering and a M.S.E. in bioengineering from the University of Pennsylvania. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology

        Allen J. Hinkle, M.D. has served as a member of our Board of Directors since January 2006. Dr. Hinkle has served as the Chief Medical Officer and Senior Vice President for Tufts Health Plan in Massachusetts, a health insurance provider, where he is responsible for medical management programs and initiatives, since September 2004. Prior to becoming the Chief Medical Officer, Dr. Hinkle was Senior Medical Director and Vice President of Health Care Quality, Policy and Innovations at Blue Cross Blue Shield of Massachusetts, a health insurance provider, from 2001 through September 2004. From 1995 to 2001, Dr. Hinkle was the Chief Medical Officer and Senior Vice President of Quality—Healthcare Management for Anthem Blue Cross Blue Shield of New Hampshire and Matthew Thornton Plan, health insurance provider organizations. Dr. Hinkle has over 30 years of experience in the healthcare field. Dr. Hinkle received a B.S. from the University of Massachusetts at Amherst and an M.D. from Albert Einstein College of Medicine in New York. He is board certified in pediatrics and anesthesiology and is an Associate Professor of Anesthesiology and Pediatrics at Dartmouth Medical School and Associate Professor of Medicine at Tufts University School of Medicine. He also owns several U.S. patents on medical devices.

        W. Mark Lortz has served as a member of our Board of Directors since June 2004. Since 2004, Mr. Lortz has served as an independent consultant providing services to medical device companies. Mr. Lortz served as President and Chief Executive Officer of TheraSense, Inc., a medical device company, from 1997, and as Chairman of TheraSense from 1998, until Abbott Laboratories' acquisition of TheraSense in April 2004. From 1991 to 1997, Mr. Lortz held various positions, including Group Vice President for Worldwide Operations and International Franchise Development, Group Vice President for Worldwide Business Operations and Vice President of Operations, for LifeScan, Inc., a division of Johnson & Johnson that specializes in medical device technology. Mr. Lortz currently serves as a director of Cutera, Inc., a medical device company that designs and develops laser and other light-based aesthetic systems. Mr. Lortz holds a B.S. in Engineering Science from Iowa State University and an M.B.A. in Management from Xavier University.

        Timothy R. Surgenor has served as a member of our Board of Directors since April 2009. Since April 2009, Mr. Surgenor has been a partner at Red Sky Partners, LLC., a provider of growth and project financing strategies for life-science companies. From 2003 to 2009, Mr. Surgenor served as President, Chief Executive Officer and director of Cyberkinetics Neurotechnology Systems, a medical device company. From January 1999 to January 2003, Mr. Surgenor was Executive Vice President at Haemonetics Corporation, which is a medical device company. From 1994 to 1999, Mr. Surgenor was President of Genzyme Tissue Repair, the cell therapy division of Genzyme Corporation. Previously, Mr. Surgenor was Executive Vice President and Chief Financial Officer of BioSurface Technology, Inc. and also held various positions in operations at Integrated Genetics. Mr. Surgenor received a B.A. in Biochemistry from Williams College and an M.B.A. from Harvard Business School.

Executive Officers Who Are Not Directors

        Joseph A. Calo is an independent financial consultant and has served as our Acting Chief Financial Officer and Treasurer since July 2008. Mr. Calo has provided consulting services to us since March 2004. Prior to becoming an independent financial consultant in 2004, Mr. Calo had been the Chief Financial Officer at Softscape Inc., a provider of human capital management software to Fortune 1000 companies, from 2002 to 2004. At Softscape, he was responsible for financial operations, raised private equity financing from several venture capital firms and completed the acquisition of a medical imaging services company. Prior to Softscape, Mr. Calo was the Vice President of Finance and Chief Financial Officer at Sychronicity, Inc, a company providing electronic design software to the high technology industries, from 1998 to 2002. Previous positions held by Mr. Calo include Vice President of Finance at Viewlogic Systems and various senior financial positions for Prime Computer, Inc. Mr. Calo received his M.B.A. from Babson College. Mr. Calo has a B.S.B.A. in accounting from Western New England College.

        Guy Daniello has served as our Senior Vice President of Information Technology since July 2003, and, prior to that time, as our Vice President of Information Technology and Director of Information Technology since 1998. Prior to joining NeuroMetrix, Mr. Daniello was an independent software consultant, the Senior Vice President of Engineering at Shiva Corporation from 1996 to 1997, and the Chief Technology Officer & Vice President of Product Development at Gandalf Technologies from 1993 to 1996. In 1991 he founded Network Architects, a software company. Prior to starting Network Architects, he served as President and Chief Executive Officer of Datamedia Corp. and the Director of Small Systems Development at Honeywell Information Systems. Mr. Daniello holds a B.S. in business administration from Northeastern University.

        Michael Williams, Ph.D. has served as our Senior Vice President of Engineering since July 2003 and, prior to that time, as our Vice President of Engineering since May 2000. From March 1996 to January 2000, Dr. Williams served as Division President at Radionics, where he was responsible for all software-based products, including treatment planning and image-guided surgery. Prior to Radionics, he served as an engineer at Hughes Aircraft Space & Communications Group. Dr. Williams received a B.S. in physics and mathematics from University of Puget Sound and an M.S. and Ph.D. in Physics from Brown University.

Directors' Compensation

        The non-employee members of our Board of Directors receive annual cash compensation in the amount of $10,000 for service as a member of our Board of Directors, which is paid following each annual meeting of our stockholders. In addition, these non-employee directors receive the sum of $1,500 for each board or committee meeting that they attend, provided that they are not entitled to additional compensation for attending committee meetings that occur on the same day as a board meeting at which they attend. This cash compensation will be in addition to any stock options or other equity compensation that we determine to grant to our directors on a case by case basis. Dr. Gozani, the only employee member of our Board of Directors, is not separately compensated for his service on our Board of Directors.

        In February 2009, we granted Messrs. LaMantia and Lortz and Drs. Goodman and Hinkle each an option to purchase 30,000 shares of our common stock at an exercise price of $1.70 per share, equal to the closing price of our common stock on the grant date. In April 2009, we granted Mr. Surgenor an option to purchase 30,000 shares of our common stock at an exercise price of $1.73 per share, equal to the closing price of our common stock on the grant date. Each of these options vests 25% one year after the grant date with the remainder vesting ratably over the following three years on a quarterly basis.

        In addition to the compensation described above, we also reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any committees thereof.

        The following table shows compensation information with respect to services rendered to us in all capacities during the fiscal year ended December 31, 2008 for each non-employee member of the Board of Directors.

Director Compensation Table—2008

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total Compensation ($)
David E. Goodman, M.D.	$46,000	$18,161	(2)	$64,161
Allen J. Hinkle, M.D.	$40,000	$148,686	(3)	$188,686
Charles R. LaMantia	$40,000	$42,559	(4)	$82,559
W. Mark Lortz	$35,500	$18,161	(5)	$53,661
Timothy R. Surgenor(6)	$—	$—		$—

(1)
Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 in accordance with SFAS 123R, disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 3 to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006.

(2)
Dr. Goodman had options to purchase 31,000 shares of our common stock outstanding as of December 31, 2008.

(3)
Dr. Hinkle had options to purchase 36,000 shares of our common stock outstanding as of December 31, 2008.

(4)
Mr. LaMantia had options to purchase 31,000 shares of our common stock outstanding as of December 31, 2008.

(5)
Mr. Lortz had options to purchase 36,000 shares of our common stock outstanding as of December 31, 2008.

(6)
Mr. Surgenor became a director of the Company effective April 1, 2009, and therefore did not receive any compensation as a director of the Company in 2008.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

        The following table sets forth compensation information with respect to services rendered to us in all capacities during the fiscal years ended December 31, 2008, 2007 and 2006 for (i) the individual who served as the principal executive officer for the fiscal year ended December 31, 2008, (ii) each of the two other most highly compensated executive officers who were serving as executive officers at December 31, 2008 and (iii) up to two additional individuals for whom information would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer at December 31, 2008 (we refer to these individuals, collectively as the "named executive officers"):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards (1) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Shai N. Gozani, M.D. Ph.D.	2008	$303,187	$106,116		$53,058	(2)	$350,029			$7,200	(3)	$819,590
Chairman of the	2007	$275,625					$487,437			$7,200	(3)	$770,262
Board, Chief	2006	$262,500					$428,933		$65,625	$7,200	(3)	$764,258
Executive Officer, President and Secretary
Gary L. Gregory(4)	2008	$126,505					$113,923	(5)		$242,388	(6)	$482,816
Former Chief	2007	$259,088					$255,298	(7)		$7,200	(3)	$521,586
Operating Officer	2006	$246,750					$251,241		$115,663	$7,200	(3)	$620,854
Guy Daniello	2008	$209,675	$56,662	(2)			$180,940					$447,277
Senior Vice President	2007	$199,690	$28,456				$143,449	(8)				$371,595
of Information	2006	$190,181					$50,487		$47,307			$287,975
Technology
Michael Williams, Ph.D.	2008	$218,792	$59,126	(2)			$155,283					$433,201
Senior Vice President	2007	$208,373	$25,005				$160,062					$393,440
of Engineering	2006	$198,450	$34,734				$135,332					$368,516

(1)
Based on the dollar amount recognized for financial statement reporting purposes with respect to the years ended December 31, 2008, 2007 and 2006, as applicable, in accordance with SFAS 123R, disregarding the estimate of forfeitures and excluding any stock-based compensation expense previously recognized and disclosed in the Summary Compensation Table related to actual forfeitures. The assumptions we used for calculating the grant date fair values for awards for which we recognized compensation expense in 2008 are set forth in note 3 to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2008, 2007 and 2006.

(2)
For 2008, Dr. Gozani was given the choice to receive his bonus in cash or in shares of stock with a value equal to 150% of his cash bonus based on the closing price of the Company's common stock on the grant date; provided that any stock received pursuant to such election would be subject to a six-month lock-up. Dr. Gozani elected to receive the entire amount of his bonus in stock and, accordingly, was issued 61,373 shares of common stock on February 12, 2009, which was net of the amount of withholding tax paid by the Company in cash in connection with such award. In accordance with SEC rules, the amount reported in the "Bonus" column for 2008 represents the amount of the cash bonus that Dr. Gozani would have been entitled to receive and the excess is reported in the "Stock Awards" column. Mr. Daniello and Dr. Williams were also given the same choice with respect to a portion of their bonus, but both of them elected to receive their full bonus in cash.

(3)
Represents automobile allowance.

(4)
Mr. Gregory resigned as Chief Operating Officer of the Company effective May 31, 2008.

(5)
As a result of Mr. Gregory's resignation, he forfeited the following unvested stock options in 2008:

Grant Date	Number of Securities Underlying Unvested Options Forfeited (#)	Option Exercise Price Per Share ($)	Option Expiration Date
4/1/2008	17,500	1.99	4/1/2018
3/27/2007	45,450	9.52	3/27/2017
1/4/2006	13,125	30.10	1/4/2016

  In accordance with SEC rules, the dollar amount recognized for financial reporting purposes in accordance with SFAS 123R with respect to these unvested stock options during the years ended December 31, 2008, 2007 and 2006, disregarding the estimate of forfeitures, has been subtracted from the amount set forth in the "Option Awards" column for Mr. Gregory in 2008.

(6)
Includes $239,388 of severance payments and $3,000 of car allowance.

(7)
Includes $3,726 of stock-based compensation resulting from modification of a stock option agreement in which 2,167 stock options were modified to a per share exercise price of $4.48 from a per share exercise price of $2.25. The option modification was to avoid application of Section 409A of the Internal Revenue Code of 1986 (the "Code").

(8)
Includes $4,059 of stock-based compensation resulting from the modification of a stock option agreement in which 1,250 stock options were modified to a per share exercise price of $4.48 from a per share exercise price of $2.25. The option modification was to avoid application of Section 409A of the Code.

Discussion of Summary Compensation Table

        The compensation paid to the named executive officers includes salary, cash incentive compensation and equity incentive compensation. The terms of employment agreements that we have entered into with our named executive officers are described below under "Employment Agreements and Potential Payments upon Termination or Change-in-Control."

Cash Compensation

        We pay our executive officers a base salary, which we review and determine annually. In 2008, we increased the base salaries of our named executive officers as follows: Dr. Gozani's base salary increased from $275,625 to $303,187 per year, Mr. Gregory's base salary increased from $259,088 to $271,958 per year, Dr. Williams' base salary increased from $208,373 to $218,792 per year and Mr. Daniello's base salary increased from $199,690 to $209,675 per year. The base salaries of our named executive officers, excluding Dr. Gozani's, reflect a 5% increase over 2007. Dr. Gozani's base salary reflects a 10% increase in 2008 over 2007.

Bonus Payments

        The established targets for annual bonus payments for each of our executive officers for 2008 were as follows: Dr. Gozani—50% of base salary; Mr. Daniello—25% of base salary; and Dr. Williams—25% of base salary. Based on the Compensation Committee's overall assessment of our performance in 2008, we paid discretionary bonuses to Dr. Gozani, Mr. Daniello and Dr. Williams.

        For 2008, Dr. Gozani was given the choice to receive his bonus in cash or in shares of stock with a value equal to 150% of his cash bonus based on the closing price of the Company's common stock on the grant date; provided that any stock received pursuant to such election would be subject to a six-month lock-up. Dr. Gozani elected to take his entire bonus in stock, less the amount necessary to satisfy the tax withholding with respect to his bonus. Mr. Daniello and Dr. Williams were also given the same choice with respect to their year-end bonuses, which were $36,693 and $38,289, respectively. Mr. Daniello and Dr. Williams each elected to receive his full year-end bonus in cash. Mr. Daniello and Dr. Williams were also awarded interim retention bonuses in the amount of $19,969 and $20,837, respectively, in July 2008, which were subject to forfeiture in the event either voluntarily terminated his employment with the Company prior to January 1, 2009.

Long-Term Incentive Compensation

        We grant long-term equity incentive awards in the form of stock options to executives as part of our total compensation package. On April 1, 2008, we granted the following stock options to our named executive officers under our Second Amended and Restated 2004 Stock Option and Incentive Plan with an exercise price of $1.99 per share: Dr. Gozani—35,000 shares; Mr. Gregory—35,000 shares; Mr. Daniello—35,000 shares; and Dr. Williams 35,000 shares. These stock options have a term of ten years and vest over four years with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments thereafter. On June 3, 2008, we also granted the following stock options to our named executive officers under our Second Amended and Restated 2004 Stock Option and Incentive Plan with an exercise price of $2.13 per share: Dr. Gozani—200,000 shares; Mr. Daniello—50,000 shares; and Dr. Williams 50,000 shares. These stock options have a term of ten years and vest over three years with 35% of the total award vesting after one year, 8.75% vesting each quarter during the second year and 7.5% vesting each quarter during the third year. Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee is employed by us and for a period of three months thereafter, unless such termination is upon death or disability, in which the grantee may continue to exercise the option for a period of 12 months, or for cause, in which case the option terminates immediately. Vesting of stock options is also subject to acceleration in some certain circumstances in connection with a change-in-control as described below in "Employment Agreements and Potential Payments upon Termination or Change-in-Control."

        In connection with his resignation on May 31, 2008, Mr. Gregory entered into a separation agreement (the "Separation Agreement") with us. Under the Separation Agreement, Mr. Gregory received continuation of his monthly salary and car allowance, equal to $23,270 per month, and health benefits for nine months following the effectiveness of his resignation and a lump sum payment equal to three months of his salary and car allowance, which equals $69,810, upon the effectiveness of his resignation. In addition, upon the effectiveness of his resignation, 17,500 shares of the option granted to Mr. Gregory on April 1, 2008, with an exercise price of $1.99 per share, and 3,907 shares of the option granted to Mr. Gregory on June 21, 2004, with an exercise price of $8.00 per share, vested. We also agreed to permit Mr. Gregory to exercise the vested portion of his option granted on April 1, 2008 at any time for up to one year following the effectiveness of his resignation.

        The table below sets forth information with respect to our named executive officers concerning the outstanding equity awards as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End—2008

		Option Awards
		Number of Securities Underlying Unexercised Options
				Option Exercise Price ($)	Option Expiration Date
		(#) Exercisable	(#) Unexercisable
Shai N. Gozani, M.D., Ph.D.	(1)	375,000	—	$8.00	6/21/14
	(2)	22,050	28,350	$9.52	3/27/17
	(3)	—	35,000	$1.99	4/01/18
	(4)	—	200,000	$2.13	6/03/18
Gary L. Gregory	(5)	62,500	—	$8.00	6/2/14
	(6)	2,167	—	$4.48	4/8/14
	(7)	17,500	—	$1.99	5/31/09
Guy Daniello	(8)	3,750	—	$2.25	10/13/12
	(9)	1,358	—	$2.25	1/01/13
	(10)	1,250	—	$4.48	6/05/13
	(11)	17,187	7,813	$30.10	1/04/16
	(12)	16,800	21,600	$9.52	3/27/17
	(13)	—	35,000	$1.99	4/01/18
	(14)	—	50,000	$2.13	6/03/18
Michael Williams, Ph.D.	(15)	2,276	—	$2.25	1/01/13
	(16)	187	—	$2.25	1/15/12
	(17)	11,250	—	$2.25	9/18/13
	(18)	625	—	$2.25	6/05/13
	(19)	1,875	—	$4.48	6/05/13
	(20)	17,187	7,813	$30.10	1/04/16
	(21)	16,800	21,600	$9.52	3/27/17
	(22)	—	35,000	$1.99	4/1/18
	(23)	—	50,000	$2.13	6/3/18

(1)
Reflects the unexercised portion of a stock option for 375,000 shares of common stock that was granted on June 21, 2004. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(2)
Reflects the unexercised portion of a stock option for 50,400 shares of common stock that was granted on March 27, 2007. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(3)
Reflects the unexercised portion of a stock option for 35,000 shares of common stock that was granted on April 1, 2008. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(4)
Reflects the unexercised portion of a stock option for 200,000 shares of common stock that was granted on June 3, 2008. The option vests/vested 35% on the first anniversary of the vest start date and then 8.75% each quarter during the second year and 7.5% each quarter during the third year.

(5)
Reflects the unexercised portion of a stock option for 62,500 shares of common stock that was granted on June 21, 2004. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(6)
Reflects the unexercised portion of a stock option for 2,167 shares of common stock that was granted on granted on April 8, 2004 and modified on September 6, 2006. These options are a result of a modification to a stock option agreement in which 2,167 stock options were modified to a per share exercise price of $4.48 from a per share exercise price of $2.25. The option modification was to avoid application of Section 409A of the Code. The options vests/vested 28% on the first anniversary of the grant date and then 2.4% each month for the next 30 months.

(7)
Reflects the unexercised portion of a stock option for 35,000 shares of common stock that was granted on April 1, 2008. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(8)
Reflects the unexercised portion of a stock option for 15,000 shares of common stock that was granted on October 13, 2002. The option vests/vested 25% on the first, second, third and fourth anniversaries of the grant date.

(9)
Reflects the unexercised portion of a stock option for 2,715 shares of common stock that was granted on January 1, 2003. The option vests/vested 25% on the first, second, third and fourth anniversaries of the grant date.

(10)
Reflects the unexercised portion of a stock option for 1,250 shares of common stock that was granted on granted on April 8, 2004 and modified on September 6, 2006. These options are the result of a modification to a stock option agreement in which 1,250 stock options were modified to a per share exercise price of $4.48 from a per share exercise price of $2.25. The option modification was to avoid the application of Section 409A of the Code. The option vests/vested 25% on the first, second, third and fourth anniversaries of the vest start date of June 5, 2003.

(11)
Reflects the unexercised portion of a stock option for 25,000 shares of common stock that was granted on January 4, 2006. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(12)
Reflects the unexercised portion of a stock option for 38,400 shares of common stock that was granted on March 27, 2007. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(13)
Reflects the unexercised portion of a stock option for 35,000 shares of common stock that was granted on April 1, 2008. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(14)
Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on June 3, 2008. The option vests/vested 35% on the first anniversary of the vest start date and then 8.75% each quarter during the second year and 7.5% each quarter during the third year.

(15)
Reflects the unexercised portion of a stock option for 4,550 shares of common stock that was granted on January 1, 2003. The option vests/vested 25% on the first, second, third and fourth anniversaries of the grant date.

(16)
Reflects the unexercised portion of a stock option for 187 shares of common stock that was granted on April 8, 2004. The option vests/vested equally over 36 months starting on January 15, 2002.

(17)
Reflects the unexercised portion of a stock option for 15,000 shares of common stock that was granted on September 18, 2003. The option vests/vested 25% on the first, second, third and fourth anniversaries of the grant date.

(18)
Reflects the unexercised portion of a stock option for 625 shares of common stock that was granted on granted on April 8, 2004. The option vests/vested 25% on the first, second, third and fourth anniversaries of the vest start date of June 5, 2003.

(19)
Reflects the unexercised portion of a stock option for 1,875 shares of common stock that was granted on granted on April 8, 2004 and modified on September 6, 2006. These options are a result of a modification to a stock option agreement in which 1,875 stock options were modified to a per share exercise price of $4.48 from a per share exercise price of $2.25. The option modification was to avoid application of Section 409A of the Code. The option vests/vested 25% on the first, second, third and fourth anniversaries of the vest start date of June 5, 2003.

(20)
Reflects the unexercised portion of a stock option for 25,000 shares of common stock that was granted on January 4, 2006. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(21)
Reflects the unexercised portion of a stock option for 38,400 shares of common stock that was granted on March 27, 2007. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(22)
Reflects the unexercised portion of a stock option for 35,000 shares of common stock that was granted on April 1, 2008. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(23)
Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on June 3, 2008. The option vests/vested 35% on the first anniversary of the vest start date and then 8.75% each quarter during the second year and 7.5% each quarter during the third year.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Shai N. Gozani, M.D., Ph.D.

        We entered into an employment agreement with Dr. Gozani, effective as of June 21, 2004 and amended on December 31, 2008. Under the terms of the employment agreement, Dr. Gozani is to be paid an annual base salary determined by the Compensation Committee but not less than $250,000. Dr. Gozani's salary for 2008 was $303,187. Dr. Gozani is also eligible to receive an annual cash performance bonus of up to 50% of his annual salary if certain performance objectives, determined by Dr. Gozani and our Compensation Committee, are met. In addition, pursuant to this employment agreement, on June 21, 2004, we granted Dr. Gozani stock options to purchase 375,000 shares of common stock at an exercise price of $8.00 per share, equal to the price per share at our initial public offering. This stock option has a term of ten years from the grant date and vested over four years from the grant date with 25% of the total award vesting after one year and the remainder vesting ratably over the following three years on a quarterly basis.

        The employment agreement may be terminated by us with or without cause or by Dr. Gozani. Under the terms of the employment agreement, if (1) we terminate Dr. Gozani for any reason other than willful non-performance of his duties under the employment agreement, intentional fraud or dishonesty with respect to our business or conviction of a felony, which we refer to as a termination without cause, or (2) Dr. Gozani resigns as a result of a reduction in his responsibilities with us, reduction in his status with us, reduction of his salary, relocation of our corporate offices more than 35 miles from their current location or breach by us of the employment agreement, which we refer to as a termination for good reason, Dr. Gozani will be entitled to his full base salary at his then-current annual rate of pay, plus benefits and applicable bonus payments, through the date of his termination. In addition, in the event of such a termination, we will continue to pay Dr. Gozani his then-current annual base salary for one year following the termination. Additionally, Dr. Gozani will be entitled to his full annual cash performance bonus in the year that any of the following sale transactions occurs:

  •
  a sale of substantially all of our assets;

  •
  a merger or combination with another entity, unless the merger or combination does not result in a change in ownership of our voting securities of more than 50%; or

  •
  the sale or transfer of more than 50% of our voting securities.

Guy Daniello

        We entered into a letter agreement with Mr. Daniello effective February 5, 2008 and amended on December 31, 2008, which provides for our employment of Mr. Daniello, as our Senior Vice President of Information Technology, on an at-will basis. Under the letter agreement, Mr. Daniello's annual salary was $199,690, subject to periodic review and adjustment at our discretion. Under the letter agreement, Mr. Daniello will be also eligible to receive an annual cash performance bonus of up to 25% of his annual salary.

        Under the terms of the letter agreement, if (1) we terminate Mr. Daniello's employment without cause or (2) Mr. Daniello resigns as a result of our material breach of the terms of the letter agreement, which we refer to as a termination for good reason, then Mr. Daniello will be entitled to receive his base salary and continuation of health benefits for a period of nine months from the date of such termination of Mr. Daniello, subject to Mr. Daniello executing a release agreement with us. Additionally, in the event of a termination of Mr. Daniello without cause or for good reason, Mr. Daniello will be entitled to the acceleration of nine months of vesting under any option grants made subsequent to the date of his letter agreement.

Michael Williams, Ph.D.

        We entered into a letter agreement with Dr. Williams effective February 5, 2008 and amended on December 31, 2008, which provides for our employment of Dr. Williams, as our Senior Vice President of Engineering, on an at-will basis. Under the letter agreement, Dr. Williams' annual salary was $208,373, subject to periodic review and adjustment at our discretion. Under the letter agreement, Dr. Williams will be also eligible to receive an annual cash performance bonus of up to 25% of his annual salary.

        Under the terms of the letter agreement, if (1) we terminate Dr. Williams' employment without cause or (2) Dr. Williams resigns as a result of our material breach of the terms of the letter agreement, which we refer to as a termination for good reason, then Dr. Williams will be entitled to receive his base salary and continuation of health benefits for a period of nine months from the date of such termination of Dr. Williams, subject to Dr. Williams executing a release agreement with us. Additionally, in the event of a termination of Dr. Williams without cause or for good reason, Dr. Williams will be entitled to the acceleration of nine months of vesting under any option grants made subsequent to the date of his letter agreement.

        Dr. Gozani, Mr. Daniello and Dr. Williams have each entered into a confidentiality and non-competition agreement with us, which provides for protection of our confidential information, assignment to us of intellectual property developed by the executive officer and non-compete and non-solicitation obligations that are effective during, and for 12 months following termination of, the executive officer's employment.

        Under our 1998 Equity Incentive Plan and our Second Amended and Restated 2004 Stock Option and Incentive Plan, vesting of the stock options granted thereunder fully accelerates in connection with certain sale events, as described therein, unless such stock options are continued, assumed or replaced in the transaction constituting such sale event.

Executive and Director Compensation Process

        The Compensation Committee typically meets several times each year in connection with the consideration and determination of executive compensation. Depending on the nature of the matter to be discussed, these meetings may occur at regularly scheduled times or may be special meetings. Specific agenda items are typically determined by the members of the Compensation Committee and our Chief Executive Officer. The Compensation Committee has the authority to determine all compensation payable to our executive officers. For annual and other compensation decisions, our Chief Executive Officer typically provides detailed information to the Compensation Committee regarding the performance of our executive officers, to the extent relevant, and makes detailed recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding his own. With respect to 2008, the Compensation Committee engaged the services of AON/Radford, a nationally recognized consulting firm, in order to assist it in determining the amount of executive compensation to pay our executive officers. Specifically, AON/Radford was engaged by the Compensation Committee to provide a competitive total direct compensation review of the compensation of certain executives against market practices and make recommendations for pay levels for each component of our executive compensation based on the Compensation Committee's targeted competitive positioning. AON/Radford was engaged in early 2008 with respect to 2008 salaries and equity awards, 2008 bonus opportunities and 2007 bonus determinations and in early 2009 with respect to 2009 salaries and equity awards, 2009 bonus opportunities and 2008 bonus determinations. In each case, AON/Radford provided the Compensation Committee with a written report based on competitive market compensation data based on a survey of approximately 150 companies in the life sciences, medical device and biotechnology industry with 50 to 150 employees and made general recommendations to the Compensation Committee. The Compensation Committee ultimately made all determinations regarding compensation payable to our executive officers throughout the year.

        The Compensation Committee also typically reviews our director compensation on at least an annual basis and has the authority to approve all compensation payable to our directors. Our Chief Executive Officer may make recommendations to the Compensation Committee regarding director compensation.

 PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information concerning beneficial ownership as of January 31, 2009, except as noted below, of our common stock by:

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers; and

  •
  all of our directors, nominees for director and executive officers as a group.

        The number of common shares "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after January 31, 2009, including any shares that could be purchased by the exercise of options or warrants on or within 60 days after January 31, 2009. Each stockholder's percentage ownership is based on 13,858,797 shares of our common stock outstanding as of January 31, 2009 plus the number of shares of common stock that may be acquired by such stockholder upon exercise of options that are exercisable on or within 60 days after January 31, 2009.

        Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

	Amount and Nature of Beneficial Ownership
Name and Address(1) of Beneficial Owner	Common Stock	Options(2)	Total	Percent of Class of Total
Directors and Executive Officers
Shai N. Gozani, M.D., Ph.D.(3)	463,288	408,950	872,238	6.1%
Gary L. Gregory(4)	32,833	82,166	114,999	*
Guy Daniello	10,528	53,057	63,585	*
Michael Williams, Ph.D.	5,879	62,912	68,791	*
David E. Goodman, M.D.	—	31,000	31,000	*
Allen Hinkle, M.D.	—	27,000	27,000	*
Charles R. LaMantia	—	31,000	31,000	*
W. Mark Lortz	—	36,000	36,000	*
Timothy R. Surgenor(5)	—	—	—	*
All current Directors and Executive Officers as a group (9 persons)(6)	481,195	649,919	1,131,114	7.8%
Beneficial Owner of 5% or More Other than Directors and Executive Officers
Andre Danesh and related persons
Andre Danesh(7)	2,063,928	—	2,063,928	14.9%
E & S Investments(7)	1,713,928	—	1,713,928	12.4%
Deerfield Management and related persons
James E. Flynn(8)	1,845,000	—	1,845,000	13.3%
Deerfield Management Company, L.P.(8)	1,194,915	—	1,194,915	8.6%
Deerfield Special Situations Fund International Limited(8)	1,194,915	—	1,194,915	8.6%

	Amount and Nature of Beneficial Ownership
Name and Address(1) of Beneficial Owner	Common Stock	Options(2)	Total	Percent of Class of Total
Gruber and McBaine Capital Management and related persons
Jon D. Gruber(9)	1,179,730	—	1,179,730	8.5%
J. Patterson McBaine(9)	1,176,083	—	1,176,083	8.5%
Eric B. Swergold(9)	986,574	—	986,574	7.1%
Gruber and McBaine Capital Management, LLC(9)	986,574	—	986,574	7.1%
Renaissance Technologies and related persons
Renaissance Technologies LLC(10)	875,300	—	875,300	6.3%
James H. Simons(10)	875,300	—	875,300	6.3%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451.

(2)
Includes all options that are exercisable on or within 60 days from January 31, 2009 by the beneficial owner, except as otherwise noted.

(3)
Does not include the following shares of common stock acquired by Dr. Gozani after January 31, 2009: 61,373 shares received by Dr. Gozani on February 12, 2009 pursuant to his 2008 bonus election and 100,000 shares purchased by Dr. Gozani in the open market on February 27, 2009.

(4)
Information for Mr. Gregory is as of May 31, 2008, the date he resigned as Chief Operating Officer of the Company, except that stock options expiring after May 31, 2008 and prior to January 31, 2009 are reflected.

(5)
Information for Mr. Surgenor is as of April 1, 2009, the date he became a director.

(6)
Includes all of our current executive officers and directors: Shai N. Gozani, M.D., Ph.D., Guy Daniello, Michael Williams, Ph.D., Joseph A. Calo, David E. Goodman, M.D., Allen Hinkle, M.D., Charles R. LaMantia, W. Mark Lortz and Timothy R. Surgenor.

(7)
Andre Danesh has shared voting power and shared dispositive power with respect to all of these shares, and includes 150,000 shares over which Andre Danesh 1997 IRREV Trust has shared voting power and shared dispositive power and 1,713,928 shares over which E & S Investment has shared voting power and shared dispositive power. The address of Andre Danesh, Andre Danesh 1997 IRREV Trust and E & S Investment is Allied Financial Corp. P.O. Box 1271, Brookline, MA 02446. Information regarding Andre Danesh is based solely on a Schedule 13D filed by this entity with the SEC on December 30, 2008.

(8)
James E. Flynn has shared voting power and shared dispositive power with respect to all of these shares, and includes 650,085 shares over which Deerfield Capital, L.P. has shared voting power and shared dispositive power, 650,085 shares over which Deerfield Special Situations Fund, L.P. has shared voting power and shared dispositive power, 1,194,915 shares over which Deerfield Management Company, L.P. has shared voting power and shared dispositive power, and 1,194,915 shares over which Deerfield Special Situations Fund International Limited has shared voting power and shared dispositive power. The address of James E. Flynn, Deerfield Management Company, L.P., Deerfield Capital, L.P. and Deerfield Special Situations Fund, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The address of Deerfield Special Situations Fund International Limited is c/o Bisys Management, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands. Information regarding James E. Flynn, Deerfield Management Company, L.P., Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P. and

  Deerfield Special Situations Fund International Limited is based solely on a Schedule 13G filed by this entity with the SEC on December 5, 2008.

(9)
Gruber and McBaine Capital Management, LLC has shared voting power and shared dispositive power with respect to 986,574 shares. Jon D. Gruber has shared voting power and shared dispositive power with respect to 986,574 shares and sole voting power and sole dispositive power with respect to 193,156 shares. J. Patterson McBaine has shared voting power and shared dispositive power with respect to 986,574 shares and sole voting power and sole dispositive power with respect to 189,509 shares. Eric B. Swergold has shared voting power and shared dispositive power with respect to 986,574 shares. The address of Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold is 50 Osgood Place, Penthouse, San Francisco, CA 94133. Information regarding Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold is based solely on a Schedule 13G filed by this entity with the SEC on January 29, 2009.

(10)
Renaissance Technologies LLC and James H. Simons each have sole voting power and sole investment power with respect to the 875,300 shares. The address of Renaissance Technologies LLC and James H. Simons is 800 Third Avenue, New York, N.Y. Information regarding Renaissance Technologies LLC and James H. Simons is based solely on a Schedule 13G filed by this entity with the SEC on February 13, 2009.

TRANSACTIONS WITH RELATED PERSONS

        Mr. Surgenor is a director of NeuroMetrix and was formerly the President and Chief Executive Officer and a director of Cyberkinetics Neurotechnology Systems, Inc. ("Cyberkinetics"). In November 2007, we made an investment of $2.5 million in shares of Cyberkinetics common stock, agreed to negotiate the terms of a joint venture with Cyberkinetics and received a warrant to purchase an additional $1.25 million of Cyberkinetics common stock. We would have been required to exercise the warrant if Cyberkinetics received FDA approval of a Humanitarian Device Exemption filing for the Andara OFS device for acute spinal cord injuries by December 31, 2008, which they did not. In February 2008, we formed PNIR (Peripheral Nerve Injury Repair) LLC, a joint venture with initial ownership of 50% by us and 50% by Cyberkinetics, and entered into a Collaboration Agreement and Operating Agreement with Cyberkinetics. The focus of the joint venture was on the development and commercialization of a product for the treatment of peripheral nerve injury using the Andara™ OFS™ (Oscillating Frequency Stimulation) technology (the "Andara Technology") licensed by Cyberkinetics from Purdue University and using other technologies to be developed. Under the terms of our joint venture agreement with Cyberkinetics, we agreed to fund the first $2.0 million of program costs under the joint venture and any required funding beyond the initial $2.0 million was to be shared equally by us and Cyberkinetics. Cyberkinetics had agreed to contribute the Andara Technology and certain additional technology, know-how and intellectual property. During the fourth quarter of 2008, the joint venture with Cyberkinetics was dissolved, and in January 2009, we acquired certain technological and intellectual property assets from Cyberkinetics and Andara Life Science, Inc., a wholly-owned subsidiary of Cyberkinetics, for $350,000 in cash. The acquired assets include all of Cyberkinetics' rights and regulatory filings for the Andara Technology, the rights to develop and commercialize a therapeutic product for peripheral nerve injury based on the Andara Technology, development and commercialization rights to certain derivatives of the pharmacological agent 4-aminopyridine that may be useful in the treatment of central and peripheral nervous system injury and disease, and certain other intellectual property and technology.

        On November 7, 2008, we sold substantially all of the assets related our DigiScope business to Advanced Diagnostics, LLC in exchange for assuming certain identified commitments of approximately $400,000 and a cash payment of $50,000. The Chief Executive Officer and President of Advanced Diagnostics, LLC is Gary Gregory, our former Chief Operating Officer.

 AUDIT COMMITTEE REPORT

        The undersigned members of the Audit Committee of the Board of Directors submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2008 as follows:

        1.     The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2008.

        2.     The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them under the provisions of Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, au section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        3.     The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Respectfully submitted by the Audit Committee:
David E. Goodman, M.D. Charles R. LaMantia W. Mark Lortz

PROPOSAL 2: APPROVAL OF THIRD AMENDED AND RESTATED
2004 STOCK OPTION AND INCENTIVE PLAN

Introduction

        The Company's Second Amended and Restated 2004 Stock Option and Incentive Plan (the "2004 Plan") currently authorizes the grant of stock options and other stock-based awards to officers, employees, non-employee directors, consultants and prospective employees of the Company and its subsidiaries. Currently, 2,946,022 shares of common stock are reserved for issuance pursuant to awards granted under the 2004 Plan. As of April 6, 2009, approximately 326,000 shares were available for grant under the 2004 Plan. On April 6, 2009, the Board of Directors approved amendments to the 2004 Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 2004 Plan by 1,000,000 shares to 3,946,022 shares of common stock and eliminate the minimum vesting requirements applicable to restricted stock awards and deferred stock awards granted to employees.

        Of the total number of shares authorized for issuance, no more than 825,000 shares may be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards (excluding, for purposes of this limitation, any awards granted in lieu of cash compensation or fees). This limitation was not changed by the amendment to the 2004 Plan. A copy of the 2004 Plan, as amended and restated to reflect this amendment (the "Amended 2004 Plan"), is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

        The amendments to the 2004 Plan were designed to enhance the flexibility of the Compensation Committee in granting restricted stock and deferred stock awards to our officers, employees,

non-employee directors, consultants and prospective employees and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. We believe that stock options and other stock-based awards are a critical part of the compensation package offered to new, existing and key employees and is an important tool in our ability to attract and retain talented personnel. Accordingly, we are seeking stockholder approval of the Amended 2004 Plan. In the event that the Amended 2004 Plan is not approved by stockholders, the 2004 Plan will continue in effect without the amendments described above.

        Based solely on the closing price of the Company's common stock as reported on the NASDAQ Global Market on April 2, 2009, the maximum aggregate market value of the additional 1,000,000 shares being reserved hereunder that could potentially be issued under the Amended 2004 Plan is approximately $1,700,000. The shares issued by the Company under the Amended 2004 Plan will be authorized but unissued shares.

Vote Required

        The Amended 2004 Plan will be approved upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not included in the number of votes cast for and against a matter and therefore have no effect on the vote on such matter.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED 2004 PLAN. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDED 2004 PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Summary of the Amended 2004 Plan

        The following description of certain material features of the Amended 2004 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Amended 2004 Plan that is attached hereto as Appendix A.

        Shares Available.    The maximum number of shares authorized for issuance under the Amended 2004 Plan is 3,946,022 shares of common stock, which is an increase of 1,000,000 shares from the number of shares currently authorized for issuance under the 2004 Plan. Of the total number of shares authorized for issuance, no more than 825,000 shares may be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards (excluding, for purposes of this limitation, any awards granted in lieu of cash compensation or fees). The shares underlying any awards that are forfeited, canceled or are otherwise terminated (other than by exercise) under the Amended 2004 Plan will be added back to the shares authorized for issuance under the Amended 2004 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the Amended 2004 Plan. In addition, upon exercise of stock appreciation rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Amended 2004 Plan.

        Types of Awards.    The Amended 2004 Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, cash-based awards and dividend equivalent rights.

        Plan Administration.    The Amended 2004 Plan will be administered by the Compensation Committee of the Board of Directors. The administrator of the Amended 2004 Plan has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2004 Plan. The administrator may delegate to the Chief Executive Officer the authority to grant awards to employees, other than our executive officers, provided that the administrator includes a limitation as to the number of shares that may be awarded and provides specific guidelines regarding such awards.

        Eligibility and Limitations on Grants.    All full-time and part-time officers, employees, non-employee directors and other key persons are eligible to participate in the Amended 2004 Plan, subject to the discretion of the administrator. Approximately 120 people are currently eligible to participate in the Amended 2004 Plan.

        Performance-Based Compensation.    To ensure that certain awards granted under the Amended 2004 Plan, including awards of cash, restricted stock and deferred stock, to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the Amended 2004 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria including (1) return on equity, assets, capital or investment; (2) pre-tax or after-tax profit levels; (3) cash flow, funds from operations or similar measure; (4) total shareholder return; (5) changes in the market price of the Stock; (6) revenues, sales or market share; (7) net income (loss) or earnings per share; (8) computer support availability; (9) expense margins or operating efficiency (including budgeted spending limits) or (10) project development milestones, any of which may relate to the Company or any subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle, and each performance cycle must be at least three months long. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or deferred stock (or combination thereof) granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 825,000 shares for any performance cycle or $1,000,000 in the case of a performance-based award that is a cash based award, and options or stock appreciation rights with respect to no more than 825,000 shares may be granted to any one individual during any calendar year period.

        Stock Options.    The exercise price of stock options awarded under the Amended 2004 Plan may not be less than the fair market value of the common stock on the date of the option grant. The term of each stock option may not exceed 10 years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Amended 2004 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

        To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

        Stock Appreciation Rights.    The administrator may award a stock appreciation right independently of a stock option. The administrator may award stock appreciation rights subject to such conditions and restrictions as the administrator may determine, provided that the exercise price may not be less than the fair market value of the common stock on the date of grant and no stock appreciation right may be exercisable more than 10 years after the date of grant. Additionally, all stock appreciation rights are exercisable during the participant's lifetime only by the participant or the participant's legal representative.

        Restricted Stock.    The administrator may award shares to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period.

        Deferred Stock.    The administrator may award phantom stock units to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. At the end of the deferral period, the participants shall be paid, to the extent vested, in shares.

        Unrestricted Stock.    The administrator may grant shares (at par value or for a purchase price determined by the administrator) that are free from any restrictions under the Amended 2004 Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

        Cash-Based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of common stock, as the administrator determines.

        Dividend Equivalent Rights.    The administrator may award dividend equivalent rights under the Amended 2004 Plan subject to such conditions and restrictions as the administrator may determine, provided that dividend equivalent rights may only be granted in tandem with restricted stock awards, deferred stock awards or unrestricted stock awards. Dividend equivalents credited to the holder may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents.

        Tax Withholding.    Participants in the Amended 2004 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

        Change of Control Provisions.    In the event of a merger, sale or dissolution of the Company, or a similar "sale event," (as defined in the Amended 2004 Plan) all outstanding awards under the Amended 2004 Plan, unless otherwise provided for in a particular award, will terminate unless the parties to the transaction, in their discretion, provide for assumption, continuation or appropriate substitutions or adjustments of these awards. In the event that the outstanding awards under the Amended 2004 Plan terminate in connection with a sale event, all stock options and stock appreciation rights granted under the Amended 2004 Plan will automatically become fully exercisable and all other awards granted under the Amended 2004 Plan will become fully vested and non-forfeitable as of the effective time of the sale event, except as may be otherwise provided in the relevant award agreement, and each holder of an option or a stock appreciation right will be permitted to exercise such award for a specified period prior to the consummation of the sale event. The administrator may also provide for a cash payment with respect to outstanding options and stock appreciation rights in exchange for the cancellation of such awards.

        Term.    No awards may be granted under the Amended 2004 Plan after the 10-year anniversary of the date that the Amended 2004 Plan is approved by stockholders and no incentive stock option may be granted after the 10-year anniversary of the date that the Amended 2004 Plan was approved by the Board of Directors.

        Amendments.    The Amended 2004 Plan may not be amended without stockholder approval to the extent required by the Nasdaq rules or necessary to ensure that incentive stock options qualify as such under the Code and compensation earned under awards qualifies as performance-based compensation under the Code. Generally, under the Nasdaq rules, all material amendments to the Amended 2004 Plan will be subject to approval by our stockholders including (1) any material increase in the number of shares to be issued under the Amended 2004 Plan; (2) any material increase in benefits to participants under the Amended 2004 Plan, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding stock options, (ii) reduce the price at which shares of common stock or stock options may be offered, or (iii) extend the duration of the Amended 2004 Plan; (3) any material expansion of the class of participants eligible to participate in the Amended 2004 Plan; and (4) any expansion in the types of awards provided under the Amended 2004 Plan. Otherwise, the Board of Directors may amend or discontinue the Amended 2004 Plan at any time, provided that no such amendment may adversely affect the rights under any outstanding award without the holder's consent.

        Repricing.    Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, the administrator may not "reprice" or otherwise reduce the exercise price of outstanding stock options or stock appreciation rights.

        Effective Date of the Amended 2004 Plan.    On April 16 2009, the Board of Directors approved the Amended 2004 Plan, subject to stockholder approval. The Amended Plan will become effective on the date it is approved by the stockholders. If the Amended 2004 Plan is not approved by the stockholders, the 2004 Plan will continue in effect without the amendments made in the Amended 2004 Plan, and awards may be granted thereunder in accordance with its terms.

New Plan Benefits

        No grants have been issued with respect to the additional shares to be reserved for issuance under the Amended 2004 Plan. The number of shares that may be granted to the Company's Chief Executive Officer, executive officers, non-employee directors and non-executive officers under the Amended 2004 Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee. The following table provides information with respect to the number of shares granted under the 2004 Plan for the fiscal year ended December 31, 2008 to each of our named executive officers, our executive officers, our non-executive officer directors and our employees, excluding our executive officers.

Name and Position	Number of Shares Underlying Stock Options	Number of Shares Granted as Stock Awards(1)
Shai N. Gozani, M.D., Ph.D. Chairman of the Board, Chief Executive Officer, President and Secretary	235,000	61,373
Gary L. Gregory(2) Former Chief Operating Officer	35,000	—
Guy Daniello Senior Vice President of Information Technology	85,000	—
Michael Williams, Ph.D. Senior Vice President of Engineering	85,000	—
All executive officers as a group	495,000	61,373
All non-executive officer directors	—	—
Employees as a group (excluding executive officers)	1,352,750	87,757

(1)
Represents shares of common stock issued on February 12, 2009 in lieu of cash bonus for 2008.

(2)
Mr. Gregory resigned as Chief Operating Officer effective May 31, 2008.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2004 Plan. It does not describe all federal tax consequences under the Amended 2004 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on the Company's Deductions.    As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Amended 2004 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended 2004 Plan is structured to allow grants to qualify as performance-based compensation.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2008 regarding the number of securities to be issued upon exercise, and the weighted average exercise price of outstanding options, warrants and rights under our equity compensation plans and the number of securities available for future issuance under our equity compensation plans.

Equity Compensation Plan Information as of December 31, 2008

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,333,102	$7.05	1,231,815	(2)

Totals	2,333,102	$7.05	1,231,815

(1)
Includes information related to our Amended and Restated 1996 Stock Option/Restricted Stock Plan, Amended and Restated 1998 Equity Incentive Plan, Second Amended and Restated 2004 Stock Option and Incentive Plan and 2004 Employee Stock Purchase Plan.

(2)
As of December 31, 2008, there were 1,109,958 shares available for future grant under the Second Amended and Restated 2004 Stock Option and Incentive Plan. There are also 121,857 common shares authorized and available for issuance under our 2004 Employee Stock Purchase Plan included in the total number of securities available for future issuance. No new stock grants or awards will be made under the Amended and Restated 1996 Stock Option/Restricted Stock Plan or the Amended and Restated 1998 Equity Incentive Plan. As of April 6, 2009, there were approximately 326,000 shares available for future grant under the second Amended and Restated 2004 Stock Option and Incentive Plan.

PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS

Introduction

        The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as our auditors for the year ending December 31, 2009. It is expected that a representative of PricewaterhouseCoopers, LLP will be present at the annual meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Vote Required

        The selection of our independent auditors for the year ending December 31, 2009 will be ratified upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not included in the number of votes cast for and against a matter and therefore have no effect on the vote on such matter. The ratification of this selection by our stockholders is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2009. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE RATIFICATION UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

 ACCOUNTING FEES

        Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and December 31, 2007 are as follows:

Audit Fees

        The audit fees billed by PricewaterhouseCoopers LLP for professional services rendered for the 2008 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $485,793, of which $355,050 was billed in 2008 and $130,743 was billed in 2009. The aggregate fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the 2007 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $616,300, of which $417,700 was billed in 2007 and $198,600 was billed in 2008.

Audit-Related Fees

        Audit-related fees billed by PricewaterhouseCoopers LLP for any services other than audit and tax-related services totaled $54,000 and $0 in 2008 and 2007, respectively.

Tax Fees

        The total fees billed by PricewaterhouseCoopers LLP for tax services were approximately $0 in 2008 and $198,200 in 2007. These fees were for services related to (a) tax compliance, including sales and use taxes, (b) tax planning and (c) requests for rulings or technical advice from tax authorities.

All Other Fees

        Fees billed by PricewaterhouseCoopers LLP for services other than audit or tax-related services were $6,500 in 2008 and $6,500 in 2007 and represented fees for review of the Proxy Statement and for a software package used to review new accounting pronouncements.

Pre-Approval Policies and Procedures

        Under the Audit Committee's charter, the Audit Committee is authorized to delegate to one or more of its members the authority to pre-approve audit and non-audit services. The Audit Committee has not delegated its pre-approval authority. The Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP during the 2008 and 2007 fiscal years.

STOCKHOLDER PROPOSALS

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2010 annual meeting must be received by us on or before December 25, 2009 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Secretary.

        Stockholder proposals to be presented at our 2010 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2010 annual meeting, must be received in writing at our principal executive office not earlier than January 21, 2010, nor later than February 20, 2010, unless our 2010 annual meeting of stockholders is scheduled to take place before April 21, 2010 or after July 20, 2010. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation. A stockholder's notice will be timely if received by us at our principal executive office not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if received by us at its principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 85 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451, Attn.: Secretary.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, telegraph, e-mail or other form of electronic communication following the original solicitation. We may retain a proxy solicitation firm to assist in the solicitation of proxies. We will bear all reasonable solicitation fees and expenses if we retain such a proxy solicitation firm.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

        Owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to the Company's investor relations department at Neurometrix, Inc, 62 Fourth Avenue, Waltham, MA 02451 or by telephone at (781) 890-9989 or by e-mail at neurometrix.ir@neurometrix.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and holders of more than 10% of our common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such Reporting Persons are required by regulations of the SEC to furnish us with copies of all such filings. With the exceptions noted below, to our knowledge, based solely upon our review of the copies of the filings furnished to us with respect to the year ended December 31, 2008 and written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all Section 16(a) filing requirements in the year ended December 31, 2008. Joseph A. Calo, one of our executive officers, was three days late in filing a Form 4 reporting a stock option grant from the Company. Andre Danesh, a holder of more than 10% of our common stock, was late in filing his initial Form 3 and did not file any Form 4s during 2008. Deerfield Capital L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund International Limited and James E. Flynn, holders of more than 10% of our common stock, were late in jointly filing their initial Form 3 and did not file a Form 5 for 2008.

APPENDIX A

NEUROMETRIX, INC.

THIRD AMENDED AND RESTATED

2004 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the NeuroMetrix, Inc. Third Amended and Restated 2004 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of NeuroMetrix, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" is defined in Section 2(a).

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Deferred Stock Award" means Awards granted pursuant to Section 8.

        "Dividend Equivalent Right" means Awards granted pursuant to Section 12.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 19.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

        "Restricted Stock Award" means Awards granted pursuant to Section 7.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means any Award granted pursuant to Section 6.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

        "Unrestricted Stock Award" means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)   Committee.    The Plan shall be administered by the Compensation Committee (the "Administrator").

        (b)   Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i)    to select the individuals to whom Awards may from time to time be granted;

          (ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

          (v)   to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

          (vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)   Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)   Indemnification.    Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's organizational documents or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)   Stock Issuable.    Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,946,022 shares of Stock, which number includes the 825,000 shares originally reserved under the Plan, plus 121,022 shares added pursuant to an evergreen provision in 2004 and 2005, plus 1,000,000 shares added to the Plan in 2006, 1,000,000 shares added to the Plan in 2008 and 1,000,000 shares added to the Plan in 2009;(1) provided that not more than 825,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards (excluding for purposes of such 825,000 share limitation, the shares of Stock underlying any Awards granted in lieu of cash compensation or fees). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

(1)
The number of shares reserved and available for issuance under the Plan as well as all other share numbers in the Plan have been adjusted to reflect the one-for-four reverse stock split of the Stock on July 15, 2004.

Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 825,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)   Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

        (c)   Mergers and Other Transactions.    In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

        Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

        (d)   Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        (a)   Stock Options Granted to Employees and Key Persons.    The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (ii)   Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

          (iii)  Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv)  Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

            (A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

            (B)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

            (C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

  Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

          (v)   Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        (b)   Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

        (a)   Nature of Stock Appreciation Rights.    A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        (b)   Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)   Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee's lifetime only by the grantee or the grantee's legal representative.

        (d)   Stock Appreciation Rights Term.    The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7. RESTRICTED STOCK AWARDS

        (a)   Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)   Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)   Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

        (d)   Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

        (a)   Nature of Deferred Stock Awards.    A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)   Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or

Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)   Rights as a Stockholder.    During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

        (d)   Restrictions.    A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

        (e)   Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

        The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as "Performance-based Compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (a "Performance-based Award"), such Award shall comply with the provisions set forth below:

        (a)   Performance Criteria.    The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

        (b)   Grant of Performance-based Awards.    With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

        (c)   Payment of Performance-based Awards.    Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)   Maximum Award Payable.    The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 825,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

        (a)   Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

        (b)   Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)   Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

        (a)   Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

        (b)   Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(c), in no event may the

Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 16. STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. GENERAL PROVISIONS

        (a)   No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

        (b)   Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)   Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)   Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)   Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (f)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 19. EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within one year of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20. GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: MAY 12, 2004

DATE APPROVED BY STOCKHOLDERS: JUNE 18, 2004

DATE AMENDED AND RESTATED PLAN APPROVED BY
BOARD OF DIRECTORS: APRIL 16, 2006

DATE AMENDED AND RESTATED PLAN APPROVED BY
STOCKHOLDERS: MAY 24, 2006

DATE SECOND AMENDED AND RESTATED PLAN APPROVED BY
BOARD OF DIRECTORS: APRIL 10, 2008

DATE SECOND AMENDED AND RESTATED PLAN APPROVED BY
STOCKHOLDERS: MAY 22, 2008

DATE THIRD AMENDED AND RESTATED PLAN APPROVED BY BOARD OF
DIRECTORS: APRIL 16, 2009

DATE THIRD AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS:
April 16, 2009

NEUROMETRIX, INC.

C/O American Stock Transfer & Trust Company

59 Maiden Lane

New York, N.Y. 10038

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to

http://www.voteproxy.com

Vote-by-Telephone

Call toll-free: 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

☒    Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND PROPOSAL 2 AND PROPOSAL 3.

1.                    To elect two members to the Board of Directors as Class II Directors, to serve until our 2012 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

NOMINEES:  (01) Shai N. Gozani, M.D., Ph.D.

FOR THE NOMINEE  ☐           ☐  WITHHELD FROM THE NOMINEE

(02) Charles R. LaMantia

FOR THE NOMINEE  ☐           ☐  WITHHELD FROM THE NOMINEE

2.                    To approve the Company’s Third Amended and Restated 2004 Stock Option and Incentive Plan to, among other things, increase the number of shares of the Company’s common stock, $0.0001 par value per share, reserved for issuance thereunder by 1,000,000 shares.

FOR    ☐            AGAINST    ☐            ABSTAIN    ☐

3.                    To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2009.

FOR    ☐            AGAINST    ☐            ABSTAIN    ☐

In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING  ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

NOTE: Please sign exactly as your name appears on your certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature of Stockholder	Signature of Stockholder
Print Name of Stockholder	Print Name of Stockholder
Date	Date

DETACH HERE

NeuroMetrix, Inc.

Proxy for Annual Meeting of Stockholders

 May 21, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE

 BOARD OF DIRECTORS OF NEUROMETRIX, INC.

The undersigned, revoking all other prior proxies, hereby appoints Shai N. Gozani, M.D., Ph.D. and Joseph A. Calo and each of them alone, proxies, with full power of substitution, to vote all shares of common stock, par value $0.0001 per share, of NeuroMetrix, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Thursday, May 21, 2009, at 8:30 a.m., local time, in the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, and any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 24, 2009, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

QuickLinks

NeuroMetrix, Inc. 62 Fourth Avenue Waltham, Massachusetts 02451
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NeuroMetrix, Inc. 62 Fourth Avenue Waltham, Massachusetts 02451
BOARD MATTERS AND CORPORATE GOVERNANCE
PROPOSAL 1: ELECTION OF DIRECTORS
Director Compensation Table—2008
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End—2008
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
PROPOSAL 2: APPROVAL OF THIRD AMENDED AND RESTATED 2004 STOCK OPTION AND INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS
ACCOUNTING FEES
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  APPENDIX A